Exhibit 99.2

GCP Applied Technologies Acquires R.I.W. Limited
Expands Portfolio of Architecturally-Specified Waterproofing Systems

Cambridge, MA, May 8, 2018 -- GCP Applied Technologies Inc. (NYSE:GCP) announced today that it has acquired U.K.-based R.I.W. Limited (“R.I.W.”), a supplier of waterproofing products, for approximately $30 million. The company provides products for commercial and residential construction applications and generates annual net sales of approximately $10 million with margins that are consistent with GCP’s Specialty Building Materials segment.

R.I.W. offers a range of waterproofing solutions for application above and below ground level. Products include liquid, sheet and cementitious systems and structural drainage systems. The company has a strong reputation in the market based on its long history of technical service and design support for architecturally-specified projects in the U.K.

“R.I.W. complements our product portfolio by adding waterproofing capabilities for a wider range of projects,” said GCP President and Chief Executive Officer Gregory E. Poling. “The company also aligns with our technical and systems approach to selling. We look forward to working with the team at R.I.W. to leverage GCP’s distribution channels to further expand our penetration of waterproofing projects in the U.K.”

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About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Media Relations
Paul Keeffe
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Investor Relations
Joe DeCristofaro
+1 617.498.2616
investors@gcpat.com